                                                                    Exhibit 3.10

     CANADA BUSINESS                [GRAPHIC]     LOI SUR LES CORPORATIONS
     CORPORATIONS ACT                             COMMERCIALES CANADIENNES

          FORM 1                                           FORMULE 1

ARTICLES OF INCORPORATION                          STATUTS D'INCORPORATION
       (SECTION 6)                                       (ARTICLE 6)
--------------------------------------------------------------------------------
l - Name of Corporation                   Nom de la corporation

          IPSCO Saskatchewan Inc.
--------------------------------------------------------------------------------
2 - The place in Canada where the         Lieu au Canada ou doit etre situe ie
    registered office is to be situated   social

          Regina, Saskatchewan

--------------------------------------------------------------------------------
3 - The classes and any maximum number    Categories et tout nombre maximal
    of shares that the corporation is     d'actions que la corporation est
    authorized to issue                   autorisea a emettre

          There shall be one class of shares consisting of an unlimited number of Class "A" shares each carrying the right to one vote at all meetings of shareholders and fully participating as to dividends and distributions of capital upon liquidation or winding-up of the Corporation.

--------------------------------------------------------------------------------
4 - Restrictions if any on share          Restrictions sur le transfer
    transfers                             des actions s'il y a lieu

          No shareholder shall be entitled to transfer a share held by him unless such transfer has been approved by resolution of the Board of Directors.

--------------------------------------------------------------------------------
5 - Number for minimum and maximum        Nombre ou nombre minimum et maximum)
    number of directors                   d'administrateurs

          A minimum of one (1) and a maximum of ten (10) directors.
--------------------------------------------------------------------------------
6 - Restrictions if any on business the   Restrictions imposees quant aux
    corporation may carry on              enterprises que la corporation
                                          peut exploiter. s'il y a lieu

       None

--------------------------------------------------------------------------------
7 - Other provisions if any               Autres dispositions s'il y a lieu

          (a)  The number of shareholders of the Corporation is limited to 50.
          (b) An invitation to the public to subscribe for securities of the Corporation is prohibited.
          (c) The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.

--------------------------------------------------------------------------------
8 - Incorporators              Fondateurs
--------------------------------------------------------------------------------
                    Address (include postal code)
  Names - Noms      Adresse (include la code postal)        Signature
--------------------------------------------------------------------------------

Douglas A. Ballou   3164 Winchester Road
                    Regina, Saskatchewan S4V 2T4      /s/ Douglas A. Ballou
                                                      --------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                 A L'USAGE _U MINISTERE SE_LEMENT
--------------------------------------------------------------------------------
Corporation No. - No __ __ corporation    Filed - Deposee
331669-6                                  NOV 26 1996
--------------------------------------------------------------------------------

                                                FORM 3                     FORMULE 3
                                    NOTICE OF REGISTERED OFFICE   AVIS DU LIEU DU SIEGE SOCIAL
_____________   _________________       OR NOTICE OF CHANGE          OU AVIS DE CHANGEMENT
_____________   _________________       OF REGISTERED OFFICE         DU LIEU OU SIEGE SOCIAL

--------------------------------------------------------------------------------
Name of Corporation - ________________    2 - Corporation No. No. de la social

       IPSCO Saskatchewan Inc.

--------------------------------------------------------------------------------
2 - Address of the registered office      Adresse du seige social

          1500 - 1874 Scarth Street
          Regina, Saskatchewan
          S4P 4E9

--------------------------------------------------------------------------------
4 - Effective date of change              Date effective changement

          Date of Incoporation.

--------------------------------------------------------------------------------
5 - Previous address of the registered    Adresse precedemant du seige social
    office

          n/a


                                          --------------------------------


--------------------------------------------------------------------------------
                                        Description of Office -- Description
Date            Signature               du poste


Nov 18, 1996   /s/                       Incorporator
                  ------------------
--------------------------------------------------------------------------------
                                        Filed -- __________
                                        NOV 26 1996
                                        ----------------------------------------

                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 4

                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 171)

--------------------------------------------------------------------------------
1 - Name of Corporation   2 - Corporation No.

IPSCO Saskatchewan Inc.      331669-5

--------------------------------------------------------------------------------
3 - The articles of the above-named corporation are amended as follows:

a) By removing the words contained in Clause 3 of the Articles of Incorporation in their entirety and replacing them with "The annexed
     Schedule 1 is incorporated in this form."
b)   By changing each of the issued and outstanding Class "A" Shares into one
     (1) Class 'A" Share.

4 - The amendments have been duly authorized by the shareholders pursuant to the requirements of the Act on the 25th day of February, 2002.

--------------------------------------------------------------------------------
(Date)              Signature           Description of Office


February 25, 2002   /s/ Anne Parker     Assistant Secretary
                    -----------------
--------------------------------------------------------------------------------
                                        FOR DEPARTMENTAL USE ONLY
                                        Filed  1 - MAR 02
                                        ----------------------------------------

                     SCHEDULE 1 TO THE ARTICLES OF AMENDMENT

                                       OF

                            IPSCO SASKATCHEWAN INC.

AUTHORIZED CAPITAL

1.   The Corporation is authorized to issue:

     (a) an unlimited number of shares without nominal or par value designated as voting, non-cumulative Class A shares (hereinafter referred to as the "Class A Shares"); and

     (b) an unlimited number of shares without nominal or par value of a class designated as non-voting, non-cumulative, redeemable, retractable Class B shares (hereinafter referred to as the "Class B Shares").

CLASS A SHARES

2.1 The rights, privileges, restrictions and conditions attaching to the Class A Shares of the Corporation are as follows:

Discretionary Dividends

2.1.1 Subject to applicable law, the directors may at any time or from time to time declare non-cumulative dividends to the holders of the Class A Shares in such amounts as the directors of the Corporation at such time or times determine, out of moneys of the Corporation properly applicable to the payment of dividends, and may declare dividends to the holders of the Class A Shares without any dividend being declared at that or any other time to the holders of any other class of shares. Dividends shall be paid in cash or cheque unless the holder of the Class A Shares agrees with the Corporation as to some other method or form of payment.

Liquidation, Dissolution or Winding Up

2.1.2 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class B Shares, the holders of the Class A Shares shall participate rateably, share and share alike, without any further preference or distinction.

Voting Rights

2.1.3 The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of shareholders, of the Corporation, except class meetings of other classes of shareholders, and at all such meetings shall be entitled to one vote in respect of each share held by such holder.

CLASS B SHARES

2.2  In this section:

     (a) "Affected Parties" means collectively the Corporation and the Assessed Parties;

     (b) "Aggregate Redemption Price" shall mean with respect to a Class B Share, the Redemption Price of such Class B Share together with the amount of all dividends declared thereon and unpaid;

     (c)  "Amended Value" has the meaning ascribed to such term in subsection
          (b) of this section 2.2.2.2;

     (d) "Assessed Parties" means the person or persons against whom an Authority issues or proposes to issue an Assessment;

     (e) "Assessment" means an assessment or reassessment by an Authority that imposes or would impose a liability for tax on the basis of a determination or assumption that the fair market value of the Assets as at the Effective Date or the fair market value of the Class B Shares is different than the Original Value;

     (f) "Assets" means the asset or assets which the Corporation purchased from the Vendors pursuant to the Sale Agreement;

     (g) "Authority" means the federal Minister of National Revenue, the Saskatchewan Minister of Finance or other competent taxing authority;

     (h) "Effective Date" means the day on which the Corporation purchased the Assets from the Vendors;

     (i) "Original Value" means with respect to the Assets, the fair market value of the Assets as at the Effective Date, and with respect to the Class B Shares, the fair market value of the consideration received by the Corporation for the issuance of the Class B Shares as of the Effective Date, as originally determined by the Vendors and the Corporation in the Sale Agreement;

     (j) "Redemption Price" of a particular Class B Share shall be the fair market value of the consideration received by the Corporation for the issuance of a Class B Share as of Effective Date as determined by the Directors at this time of the issuance of such Class B Share and as adjusted pursuant to this section;

     (k) "Sale Agreement" means the agreement(s) of purchase and sale pursuant to which the Corporation purchased the Assets from the Vendors; and

     (l) "Vendors" means the shareholder or shareholders to which Class B Shares are issued as partial or total consideration for the Assets, any one of whom is a "Vendor".

The rights, privileges, restrictions and conditions attaching to the Class B Shares of the Corporation are as follows:

Dividends

2.2.1 Subject to applicable law, the directors may at any time or from time to time declare non-cumulative dividends on the Class B Shares at a rate not exceeding eight (8%) per ________ per share per annum, based upon the Redemption Price for the said Class B Shares, as determined by the directors of the Corporation at such time or times, out of moneys of the Corporation properly applicable to the payment of dividends, and may declare dividends on the Class B Shares without any dividend being declared at that or any other time on any other class of shares. The directors shall be entitled from time to time to declare part of the non-cumulative dividend for the fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within four months after the expiration of any fiscal year of the Corporation the directors in their discretion shall not declare the said dividend or any part thereof on the Class B Shares for such fiscal year, then the rights of the holders of the Class B Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished. The holders of the Class B Shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends hereinbefore provided for. Dividends shall be paid in cash or cheque unless the holder of the Class B Shares agrees with the Corporation as to some other method of form of payment.

Redemption

2.2.2.1 Right to Redeem. Subject to applicable law, the Corporation may upon giving notice hereinafter provided redeem the whole or any part of the then outstanding Class B Shares on payment for each particular share to be redeemed of an amount equal to the Class B Share's Aggregate Redemption Price.

2.2.2.2 Adjustments in the Redemption Price

     (a) The Redemption Price of a Class B Share shall be adjusted by the Directors so as to ensure that the fair market value of the Class B Shares issued as partial or total consideration for any Assets purchased by the Corporation shall equal the difference between the fair market value of the Assets as at the Effective Date and the value of the non-share consideration (if any) paid by the Corporation as partial consideration for the Assets.

     (b)  If at any time or from time to time after the Effective Date:

          (i) An Authority proposes to take issue or issues an Assessment and the fair market value of the Assets or the fair market value of the Class B Shares assumed therein as at the Effective Date is accepted as correct by the Affected Parties;

          (ii) The Assessment is disputed and a final settlement is reached with the Authority by the Affected Parties as to the fair market value of the Assets or the fair market value of the Class B Shares as at the Effective date;

          (iii) A court of competent jurisdiction determines that the fair market value of the Assets or the fair market value of the Class B Shares as at the Effective Date, was different than the Original Value and no appeal from such determination has been filed and the relevant appeal period has expired; or

          (iv) A Vendor or the corporation informs the other in writing that the fair market value of the Assets or the fair market value of the Class B Shares as at the Effective Date was different that the Original Value and the Vendors and the Corporation agree that such different amount is correct;

          then the purchase price for the Assets or the fair market value of the Class B Shares (as the case may be) as at the Effective Date shall be deemed to be the fair market value so determined (the "Amended Value") and the then Redemption Price shall be increased or decreased to reflect the difference between the Amended Value and the Original Value.

     (c) If all of the Class B Shares issued to the Vendors pursuant to the Sale Agreement are still issued and outstanding, the then Redemption Price of a Class B Share shall be increased or decreased to reflect the difference between the Amended Value and the Original Value.

     (d) If some or all of the Class B Shares issued to the Vendors pursuant to the Sale Agreement have been redeemed by the Corporation prior to the date of a downward adjustment to the then Redemption Price, the shareholder who held such shares at the time of their redemption shall forthwith pay to the Corporation, for each Class B Share so redeemed, an amount equal to the difference between the Redemption Price at the time of the redemption and the Redemption Price so adjusted. Such shareholder and the Corporation may agree that the total amount so payable to the Corporation may be paid by a corresponding downward adjustment to the Redemption Price of any remaining Class B Shares held by such shareholder or in cash or by assumption or issuance of debt or any combination thereof.

     (e) If some or all of the Class B Shares issued to the vendors pursuant to the Sale Agreement have been redeemed by the Corporation prior to the date of an upward adjustment to the then Redemption Price, the Corporation shall forthwith pay to the shareholder who held such shares at the time of their redemption, for each such Class B Share so redeemed, an amount equal to the difference between the Redemption Price so adjusted. Such shareholder and the Corporation may agree that the total amount so payable to the shareholder may be paid by a corresponding upward adjustment to the Redemption Price of any remaining Class B Shares held by such shareholder or in cash or by assumption or issuance of debt or any combination thereof.

     (f) In the event that subsequent to the issuance of a Class B Share the stated capital account of the Class B Shares is reduced in a manner authorized by law, the Redemption Price of a Class B Share, as determined in the manner hereinbefore provided, shall be deemed to be the amount so determined less the quotient obtained by dividing the amount of the stated capital reduction so authorized by the number of Class B Shares issued at the time of the stated capital account reduction so authorized.

     (g) Any adjustments pursuant to this section 2.2 (other than an adjustment contemplated pursuant to section 2.2.2.2(f) hereof) shall be retroactive, __ pro tune, to the date of the issuance of Class B Shares.

2.2.2.3 Partial Redemption. If less than all the Class B Shares are at any time to be redeemed, the shares to be redeemed shall be selected in such manner as the directors of the Corporation may deem equitable or, if the directors so determine, on a pro rata basis, disregarding fractions, according to the number of Class B Shares held by each of the holders of Class B Shares. If a part only of the Class B Shares represented by any certificate are to be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender to the first mentioned certificate.

     For greater certainty, the redemption by the Corporation of any holder's Class B Shares pursuant hereto shall not entitle any other holder of Class B Shares to demand redemption be made with respect to their Class B Shares.

2.2.2.4 Method of Redemption. In any case of redemption of Class B Shares pursuant hereto, the Corporation shall, not more than forty-five(45) days and not less than thirty(30) days before the date specified for redemption, send by prepaid first class mail or deliver to each person who at a date not more than seven(7) days prior to the date of mailing or delivery is a holder of Class B Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem the Class B Shares registered to the name of such holder. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice required to be given in this clause may be waived when and if the registered holders of Class B Shares to be redeemed signify their consent to such waiver and execute a formal waiver in favour of the Corporation relieving the Corporation from the obligation of giving notice to such registered holders. Such notice given pursuant to this clause shall set out the number of Class B Shares which are to be redeemed held by the person to whom it is addressed, the Redemption Price, the date specified for redemption and the office or offices of the Corporation and any other place or places within Canada at which holders of Class B Shares may present and surrender certificates representing such shares for redemption. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Class B Shares to be redeemed, the aggregate Redemption Price of such shares on presentation and surrender at the office of the Corporation designated in the aforesaid notice of redemption and at any other place or places within Canada specified in such notice of redemption, of the certificate or certificates representing the Class B Shares called for redemption.

2.2.2.5 Method of Payment. Payment in respect of Class B Shares being redeemed shall subject as hereafter provided, be made by cheque in the amount of the Aggregate Redemption Price payable to the holder thereof at par at any branch in Canada of any Canadian chartered bank in a principal amount equal to the Aggregate Redemption Price. Such cheque shall satisfy and discharge all liability of the Corporation for the Aggregate Redemption Price, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation. From and after the date specified for redemption in any such notice of redemption, the Class B Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Aggregate Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing or delivery of notice of its intention to redeem Class B Shares, to deposit the Aggregate Redemption Price of the Class B Shares so called for redemption, or of such of the Class B Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account maintained by the Corporation with a branch of a Canadian chartered bank designated by the Corporation in the notice of redemption (the "Trustee") to be paid without interest to or to the order of the respective holders of Class B Shares whose shares have been called for redemption, upon presentation and surrender to the Trustee of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is later, the Class B Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof shall be limited to resolving their proportion of the amount so deposited without interest, upon presentation and surrender to the Trustee of the certificate or certificates representing the Class B Shares being redeemed. Any interest earned on any such deposit shall belong to the Corporation. Notwithstanding the foregoing the Aggregate Redemption Price, to the extent that it is represented by a cheque, which has not been presented for payment by the 6th anniversary of the relevant redemption date, shall be forfeited to the Corporation. Notwithstanding anything herein contained, the Corporation and the holder of Class B Shares can agree to payment of the Aggregate Redemption Price in a manner other than by a cheque from the Corporation.

Retraction.

2.2.3.1 Right in Retract. Subject to applicable law, each holder of Class B Shares shall be entitled to require the Corporation to redeem all or any of the Class B Shares registered in the name of the holder by payment for each share to be redeemed of the aggregate Redemption Price thereof.

2.2.3.2 Method of Retraction. Each holder of Class B Shares who elects to have the Corporation redeem all or any Class B Shares registered in the name of that holder shall deposit at the registered office of the Corporation the certificate or certificates representing the Class B Shares which that holder desires to have redeemed by the Corporation. The holder of Class B Shares shall, at the time of depositing such certificates, also file with the Corporation a notice of election to redeem, which notice shall set out the Redemption Price and the retraction date (which shall be not less than thirty(30) days and not more than forty-five(45) days after the deposit of such certificate or certificates and filing of such notice of election). Such notice required to be given in this clause may be waived when and if the Corporation signifies its consent to waiver and executes a formal waiver in favour of the holder of Class B Shares to be retracted. The Corporation shall, on the retraction date, redeem the Class B shares in respect of which certificates have been deposited and in respect of which the holder of Class B Shares has signified its election as aforesaid, by paying the Aggregate Redemption Price to the holder of Class B Shares entitled thereto.

2.2.3.3 Method of Payment. Payment of the Aggregate Redemption Price made in accordance with the foregoing provisions shall, subject as hereafter provided, be made by cheque in the amount of the Aggregate Redemption Price payable to or to the order of the holder of Class B Shares entitled thereto at par at any branch in Canada of a Canadian chartered bank in a principal amount equal to the Aggregate Redemption Price. Such cheque shall satisfy and discharge all liability of the Corporation for the Aggregate Redemption Price, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation. The Class B Shares in respect of which payment is made in accordance with the foregoing provisions shall be deemed to have been redeemed on the date on which such payment is made and the holder thereof shall cease to be entitled to dividends or to exercise any of the rights of holders thereof from such date, unless payment of the Redemption Price is not made as aforesaid in which event the rights of the holder of such Class B Shares shall remain ___________. Notwithstanding the foregoing the Aggregate Redemption Price, to the extent that it is represented by a cheque, which has not been presented for payment by the 6th anniversary of the relevant retraction date, shall be forfeited to the Corporation. Notwithstanding anything herein contained, the Corporation and the holder of Class B Shares can agree to payment of the Aggregate Redemption Price in a manner other than by a cheque from the Corporation.

Liquidation, Dissolution or Winding Up

2.2.4 In the event of the liquidation, dissolution or winding up of the corporation or other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, each holder of Class B Shares shall be entitled to receive from the assets and property of the Corporation, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Class A Shares, or shares of any other class ranking junior to the Class B Shares, an amount equal to the Aggregate Redemption Price of the Class B Shares held by such holder. After payment to the holders of the Class B Shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

Voting Rights

2.2.5 The holders of the Class B Shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by law) to receive notice of or to attend at any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

Priority

2.2.6 The foregoing provisions in relation to the Class B Shares shall not be repeated, modified or altered nor shall any other class of shares be created ranking prior or equal to the Class B Shares unless by special resolution of the holders of Class B Shares and any other class of shares of the Corporation entitled to vote thereon.

PRIORITY AS TO DIVIDENDS AND RESTRICTIONS ON DIVIDENDS AND DISTRIBUTION

2.3.1 Except as provided herein, the directors of the Corporation when declaring any dividends on the Class A Shares and Class B Shares may, in their sole discretion, elect to declare dividends on one class of shares to the exclusion of the other classes of shares.

2.3.2 Notwithstanding anything herein contained, no dividends or distribution of any kind whatsoever shall be declared or made in respect of any class of shares of the Corporation which will have the affect of reducing the net realizable value (including goodwill) of the Corporation to an amount insufficient to enable the redemption by the Corporation of all of the Class B Shares issued and outstanding.